PREFERRED STOCK                 [GRAPHIC OMITTED]                PREFERRED STOCK
                                [CORPORATE LOGO]


                           PALATIN TECHNOLOGIES, INC.


              Incorporated Under the Laws of the State of Delaware


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  Certificate Number                                         Number of Shares
        B0000                                                      0,000
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                  TRANSFER IS RESTRICTED SEE LEGENDS ON REVERSE

                      SERIES B CONVERTIBLE PREFERRED STOCK
                                 $.01 PAR VALUE

This Certifies That NAME OF HOLDER is the record owner of NUMBER fully paid and non-assessable shares of Series B Convertible Preferred Stock of Palatin Technologies, Inc. transferable on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.

Witness the seal of the Corporation and the signatures of its duly authorized officers.

Dated April 28, 1998.



___________________                                         ____________________
Chairman                                                    Secretary

                                [GRAPHIC OMITTED]
                                [CORPORATE SEAL]

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NEITHER THESE  SECURITIES  NOR THE  SECURITIES  INTO WHICH THESE  SECURITIES ARE
CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE
EXEMPTION  FROM,  OR  IN  A  TRANSACTION   NOT  SUBJECT  TO,  THE   REGISTRATION
REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

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THE SHARES  REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN  RESTRICTIONS
ON CONVERSION SET FORTH IN SECTION 4.8 OF THE CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT, DATED AS OF APRIL 28, 1998, BETWEEN PALATIN TECHNOLOGIES, INC. (THE "COMPANY") AND THE ORIGINAL HOLDER HEREOF. A COPY OF THAT AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY.

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The Company will furnish without charge to each  stockholder who so requests the powers, designations, preferences, and relative, participating, optional, or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

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For Value Received, (I/we) sell, assign and transfer to ________________________
shares of the Series B Convertible Preferred Stock represented by this Certificate, and appoint ________________________________ to transfer the said Stock on the books of Palatin Technologies, Inc. with full power of substitution in the premises.


                                     Social   Security   Number   or   Employer
                                     Identification Number of transferee, if known:____________________________________


Signed _____________________________   Dated _________________,_____



Signed _____________________________   Dated _________________,_____

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NOTICE: THE SIGNATURE(S) ON THIS ASSIGNMENT MUST
CORRESPOND  WITH THE  NAME(S)  WRITTEN  UPON THE
FACE OF THE  CERTIFICATE,  IN EVERY  PARTICULAR,
WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE
WHATEVER.

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